Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Derek Caswell
Senior Vice President
March 10, 2016		Director of Marketing
405-767-7475
derek.caswell@midfirst.com

Jason P. DiNapoli
President
Chief Operating Officer
310-270-9500
jdinapoli@1cbank.com

Oklahoma City-based MidFirst Bank and Los Angeles-based

1st Century Bank announce agreement to merge

OKLAHOMA CITY and LOS ANGELES – Midland Financial Co., the holding company for MidFirst Bank, and 1st Century Bancshares, Inc. (NASDAQ: FCTY), the holding company for 1st Century Bank, National Association, jointly announced today they have entered into a definitive agreement pursuant to which Midland will acquire 1st Century Bancshares.  Simultaneously with the closing of the acquisition, 1st Century Bank will be merged into MidFirst Bank.  Following these transactions, the business of 1st Century Bank will continue to operate under the 1st Century brand as a division of MidFirst Bank.

1st Century Bank operates three locations in the Los Angeles, California market, serving the unique needs of businesses and professionals on the Westside of Los Angeles, and is distinguished as the premier private bank in the area.

1st Century Bank was established in 2004 by a team of entrepreneurs, banking veterans, and local leaders.  As of December 31, 2015, 1st Century Bancshares had assets totaling $732 million, net loans of $589 million and deposits of $598 million.

The merger, expected to close in the second half of 2016, has been approved by the boards of directors of both banks and holding companies, and is subject to customary conditions including stockholder and regulatory approvals.  Under the terms of the agreement, 1st Century Bancshares, Inc. stockholders will receive cash of $11.22 per share.

MidFirst Bank Chairman Jeff Records, 1st Century Bancshares Chairman Alan Rothenberg and 1st Century Bank CEO Jason DiNapoli announced the agreement jointly stating they are excited about the opportunities for the combined company.  Mr. Rothenberg will serve as the chairman of the 1st Century Bank division and Jason DiNapoli will lead the division as its CEO.

Mr. Records stated, “1st Century is a well-designed, customer focused community bank that has shown remarkable growth and customer loyalty over its decade long expansion.  Like 1st Century, MidFirst prides itself on its strong commitment to the community and dedication to an unparalleled customer experience.  The exceptional management team at 1st Century gives us great confidence for its continued growth in the robust Los Angeles marketplace.”

Mr. Rothenberg added, “MidFirst Bank’s combination of size, private ownership and relationship focus creates an optimal situation for 1st Century Bank and our clients.  This transaction will provide significant benefits for our clients, our employees and our stockholders.  Our clients will benefit from our ability to offer expanded borrowing capacity and a broader selection of products and services.  Our employees will benefit from the greater career development opportunities that come with being part of a larger financial institution with a national presence.  And our stockholders will realize strong value from their investment in 1st Century.”

Jason DiNapoli added, “MidFirst is a great partner for us and shares our passion for providing a superior banking experience for clients.  Over the past decade, 1st Century has grown into the premier bank focusing on the Westside of Los Angeles.  The capital, financial strength and product breadth provided by MidFirst will enable 1st Century to continue building our unique franchise.  I am very proud to lead 1st Century as we enter an exciting new phase of the Bank’s growth.”

MidFirst was advised in this transaction by Macquarie Capital as financial advisor and Covington & Burling LLP as legal counsel.  1st Century was advised in this transaction by Sandler O’Neill & Partners, LP as financial advisor and by Sullivan & Cromwell LLP and Richards, Layton & Finger, P.A. as legal counsel.

About MidFirst Bank

Headquartered in Oklahoma City, MidFirst Bank is one of the nation’s largest privately held banks, serving more than 600,000 customers as of December 31, 2015.   The merger of MidFirst and 1st Century will result in a combined company with assets well in excess of $12 billion.  MidFirst holds IDC’s highest possible Bank Safety Rating, placing it in the top five percent of all U.S. financial institutions.

MidFirst Bank has more than 50 banking centers in Oklahoma, 24 banking centers in Arizona and three banking centers in Denver.  Additionally, it has commercial lending offices in Atlanta, Dallas, Houston, New York and Southern California.

About 1st Century Bancshares, Inc.

1st Century Bancshares, Inc. is a publicly owned company traded on the NASDAQ Capital Market under the symbol “FCTY.”  1st Century Bancshares’ wholly-owned subsidiary, 1st Century Bank, is headquartered in the Century City area of Los Angeles, with a full service business bank in Century City and relationship offices in Santa Monica and Beverly Hills.  1st Century Bank’s primary focus is serving the specific banking needs of entrepreneurs, professionals and small businesses with the personal service of a traditional community bank, while offering the technologies of a large money center bank.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of 1st Century by Midland.  In connection with the merger, 1st Century Bancshares, Inc. (“1st Century”) intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A.  Following the filing of the definitive proxy statement with the SEC, 1st Century will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting of stockholders relating to the merger.  STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT 1ST CENTURY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.  The proxy statement and other relevant materials (when available), and any and all documents filed by 1st Century with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov.  In addition, stockholders may obtain free copies of the documents filed with the SEC by 1st Century via 1st Century’s Investor Relations section of its website at www.1cbank.com or by contacting Jessica R. Graham, Corporate Secretary, 1st Century Bancshares, Inc., 1875 Century Park East, Suite 1400, Los Angeles, CA 90067, (310) 270-9500.

1st Century and its directors and officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement.  Information regarding 1st Century’s directors and executive officers is contained in 1st Century’s proxy statement dated April 7, 2015, previously filed with the SEC.  To the extent holdings of securities by such directors or executive officers have changed since the amounts printed in 1st Century’s 2015 proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.  Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement to be filed by 1st Century in connection with the merger.

Safe Harbor

Statements about 1st Century and its business in this communication which are not statements of historical fact, including, but not limited to, statements regarding the expected completion of the merger (including the timing thereof), the ability to consummate the merger (including but not limited to the receipt of all required regulatory approvals), 1st Century’s future strategy and plans and commentary regarding future results of operations and prospects, are forward-looking statements and are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  These statements are based on 1st Century’s current expectations, estimates and assumptions, and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially.  Actual results may differ materially from those set forth in this communication due to the risks and uncertainties related to the merger and/or inherent in 1st Century’s business, including, without limitation: the risk that 1st Century stockholders do not approve the Merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the response by stockholders to the merger; the failure to satisfy each of the conditions to the consummation of the merger, including but not limited to, the risk that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger on acceptable terms, or at all; risks related to disruption of management’s attention from 1st Century’s ongoing business operations due to the merger; the effect of the announcement of the merger on 1st Century’s relationships with its customers, suppliers, operating results and business generally; the risk that any announcements relating to the merger could have adverse effects on the market price of 1st Century’s common stock; the outcome of any legal proceedings related to the merger; risks related to employee retention as a result of the merger; the risk that the merger will not be consummated within the expected time period or at all; the impact of changes in interest rates; political instability; changes in the monetary policies of the U.S. Government; a renewed decline in economic conditions or continued sluggish growth; deterioration in the value of California real estate, both residential and commercial; an increase in the level of non-performing assets and charge-offs; further increased competition among financial institutions; 1st Century’s ability to continue to attract interest bearing deposits and quality loan customers; further government regulation, including regulations regarding capital requirements, and the implementation and costs associated with the same; internal and external fraud and cyber-security threats including the loss of bank or customer funds, loss of system functionality or the theft or loss of data; and management’s ability to successfully manage 1st Century’s operations.  For a discussion of these and other factors that could impact 1st Century’s operations or financial results and cause 1st Century’s results to differ materially from those in the forward-looking statements, please refer to our filings with the SEC, particularly 1st Century’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.  Forward-looking statements speak only as of the date they are made and 1st Century is under no obligation to (and specifically disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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